BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
April 21, 2010

BLUE DOLPHIN ENERGY COMPANY REPORTS FOURTH QUARTER
AND YEAR END 2009 RESULTS

Houston, April 21 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) (“Blue Dolphin”), an independent oil and gas company with operations in the Gulf of Mexico, today reported financial results for the three and twelve month periods ended December 31, 2009.

For the three months ended December 31, 2009 (the “current quarter”), Blue Dolphin announced a net loss of $2,065,248 on revenues of $379,014 compared to a net loss of $822,650 on revenues of $640,639 for the three months ended December 31, 2008 (the “previous quarter”).  The increase in net loss was primarily the result of recording an allowance for doubtful note receivable of $2.0 million, including associated consulting revenue of $500,000.  The reduction in revenues was primarily due to a decrease in throughput volumes, which was slightly offset by an increase in production in the current quarter compared to the previous quarter as properties previously shut-in from Hurricane Ike were brought back online.

	(In thousands, except per share amounts)
	Three Months Ended
	December 31,		Net Change
	2009	2008	2009 vs 2008

Revenues	$379	$641	$(262)
Net loss	$(2,065)	$(823)	$(1,242)
Net loss per common share
Basic	$(0.17)	$(0.07)	(0.10)
Diluted	$(0.17)	$(0.07)	(0.10)

For the twelve months ended December 31, 2009, Blue Dolphin announced a net loss of $4,136,892 on revenues of $1,992,948, compared to net loss of $1,966,240 on revenues of $2,989,410 for the twelve months ended December 31, 2008.  The increase in net loss was primarily the result of recording an allowance for doubtful note receivable of $2.0 million, including associated consulting revenue of $500,000, as well as recognizing an impairment on our oil and gas properties of $203,110 due to significantly lower commodity prices.  The reduction in revenues was due to decreases in throughput volumes, natural production declines, lower commodity prices and one well being off production for five months.

	(In thousands, except per share amounts)
	Twelve Months Ended
	December 31,		Net Change
	2009	2008	2009 vs 2008

Revenues	$1,993	$2,989	$(996)
Net loss	$(4,137)	$(1,966)	$(2,171)
Net loss per common share
Basic	$(0.35)	$(0.17)	(0.18)
Diluted	$(0.35)	$(0.17)	(0.18)

There are currently 11,928,251 shares of common stock issued and outstanding.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company’s website at http://www.blue-dolphin.com.

Contact:
T. Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to our ability to continue as a going concern; collectability of a $2.0 million loan receivable; our ability to regain compliance for continued listing on NASDAQ; our ability to complete a combination with one or more target businesses; our ability to improve pipeline utilization levels; our ability to secure additional working capital to fund operations; performance of third party operators for properties where we have an interest; production from oil and gas properties that we have interests in; volatility of oil and gas prices; uncertainties in the estimation of proved reserves, in the projection of future rates of production, the timing of development expenditures and the amount and timing of property abandonment; costly changes in environmental and other government regulations for which Blue Dolphin is subject; and adverse changes in the global financial markets.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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